Exhibit 99.1

LKQ CORPORATION ANNOUNCES RECORD RESULTS FOR THIRD QUARTER 2013

•	Revenue growth of 28% to a record $1.3 billion

•	Organic revenue growth for parts and services of 11.7%

•	Third quarter 2013 diluted EPS of $0.24

•	Annual guidance updated

Chicago, IL (October 31, 2013) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the third quarter of 2013 of $1.30 billion, an increase of 27.7% as compared to $1.02 billion in the third quarter of 2012. Net income for the third quarter of 2013 was $73 million, an increase of 35.9% as compared to $54 million for the same period of 2012. Diluted earnings per share of $0.24 for the third quarter ended September 30, 2013 increased 33.3% from $0.18 for the third quarter of 2012. The Company noted that the third quarter of 2013 and 2012 diluted earnings per share figures both included losses totaling $0.01 per share resulting from restructuring and acquisition related expenses and the change in fair value of contingent consideration liabilities.
“Organic revenue growth for parts and services in the quarter of 11.7% remains strong with North America and Europe increasing 6.2% and 32.9%, respectively,” stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation. “Our improved operating margin in the quarter was driven by our ability to leverage our distribution network to improve efficiencies across our core operating segments,” continued Mr. Wagman.
On a nine month year-to-date basis, revenue was $3.75 billion, an increase of 22.6% from $3.06 billion for the comparable period of 2012. Net income for the first nine months of 2013 was $234 million, as compared to $199 million for the first nine months of 2012. Diluted earnings per share was $0.77 for the first nine months of 2013, as compared to $0.66 for the comparable period of 2012.
Total organic revenue growth on a nine month year-to-date basis was 9.9%. Parts and services revenue grew organically by 11.4%. Acquisition revenue growth on a nine month year-to-date basis was 13.2%.

Balance Sheet and Liquidity

As of September 30, 2013, LKQ’s balance sheet reflected cash and equivalents of $107 million and outstanding debt of $1.31 billion, including obligations outstanding under the Company’s credit facility of $644 million ($444 million of term loans and $200 million of revolver borrowings) and senior notes of $600 million. Total availability under the credit facility at September 30, 2013 was $1.1 billion, and availability under the Company’s asset securitization program was $70 million.

Other Events

On August 6, 2013, the Company announced that it acquired five paint distributors with a total of 26 locations throughout the United Kingdom. The acquired distributors include Bee Bee Refinishing Supplies Halstead, JCA Coatings, Milton Keynes Paint & Equipment, Premier Paints and Sinemaster Motor Factors.

In addition to the acquisition of five UK based paint distributors, during the third quarter of 2013 the Company acquired a specialty automotive parts distributor in the Benelux and a salvage operation in Arizona.

On August 20, 2013, the Company announced it formed a joint venture with Suncorp Group to develop an alternative auto parts business in Australia and New Zealand. Suncorp Group is Australia's largest insurer (measured by premiums) and New Zealand's second largest general insurance company.

“Our acquisition of five UK paint distributors and the forming of our joint venture in Australia further demonstrates our belief that the value proposition we offer insurance carriers and the professional automotive repair industry translates well outside of the North American footprint,” stated Mr. Wagman.

The Company announced that Kevin F. Flynn, a member of the LKQ Board of Directors, passed away on August 12, 2013. Mr. Flynn was instrumental in the initial formation of LKQ, facilitated a number of acquisitions and financings, and served on the Board for more than nine years.

Company Outlook

The Company updated its guidance for 2013.

	Updated Guidance	Prior Guidance
Organic revenue growth	10.0% to 11.5%	8.5% to 10.5%
Net income	$313 million to $333 million	$313 million to $333 million
Diluted EPS	$1.03 to $1.10	$1.03 to $1.10
Cash flow provided from operations	Approximately $340 million	Approximately $300 million
Capital expenditures	$85 million to $100 million	$100 million to $115 million

Guidance for 2013 is based on current conditions and excludes the impact of restructuring and acquisition related expenses, losses on debt extinguishment, and gains or losses (including changes in fair value of contingent consideration liabilities) and capital spending related to acquisitions or divestitures. Organic revenue guidance refers only to parts and services revenue.

Quarterly Conference Call

LKQ will host a conference call and Webcast on October 31, 2013 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.

To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 420558 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 22, 2013. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is the largest nationwide provider of alternative collision replacement parts and a leading provider of recycled engines and transmissions and remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico, Taiwan, the Netherlands, Belgium, France, Guatemala and Costa Rica. LKQ operates more than 500 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	inaccuracies in the data relating to industry size published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar versus other currencies and currency fluctuations in the pound sterling and euro versus other currencies;

•	periodic adjustments to estimated contingent purchase price amounts;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems; and

•	other risks that are described in our Form 10-K filed March 1, 2013 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Income
( In thousands, except per share data )

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$1,298,094	$1,016,707	$3,745,839	$3,055,015
Cost of goods sold (1)	780,187	607,002	2,216,110	1,775,996
Gross margin	517,907	409,705	1,529,729	1,279,019
Facility and warehouse expenses	108,349	86,739	311,480	254,039
Distribution expenses	109,593	93,652	320,033	277,391
Selling, general and administrative expenses	153,546	121,049	436,614	364,461
Restructuring and acquisition related expenses	2,206	116	7,391	2,558
Depreciation and amortization	20,818	16,715	57,850	46,961
Operating income	123,395	91,434	396,361	333,609
Other expense (income):
Interest expense, net	15,200	7,964	36,287	22,687
Loss on debt extinguishment	—	—	2,795	—
Change in fair value of contingent consideration liabilities	712	1,892	1,765	1,787
Other income, net	(1,562)	(1,674)	(1,737)	(3,413)
Total other expense, net	14,350	8,182	39,110	21,061
Income before provision for income taxes	109,045	83,252	357,251	312,548
Provision for income taxes	35,600	29,204	123,492	113,511
Net income	$73,445	$54,048	$233,759	$199,037
Earnings per share:
Basic	$0.24	$0.18	$0.78	$0.67
Diluted	$0.24	$0.18	$0.77	$0.66
Weighted average common shares outstanding:
Basic	300,223	296,437	299,213	295,338
Diluted	304,685	301,172	303,771	300,226

(1)
Cost of goods sold for the three and nine months ended September 30, 2012 included gains of $0.5 million and $17.2 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Balance Sheets
(In thousands, except share and per share data)

	September 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and equivalents	$107,337	$59,770
Receivables, net	438,800	311,808
Inventory	1,018,169	900,803
Deferred income taxes	53,129	53,485
Prepaid income taxes	13,825	29,537
Prepaid expenses and other current assets	44,391	28,948
Total Current Assets	1,675,651	1,384,351
Property and Equipment, net	531,897	494,379
Intangibles	2,075,345	1,796,999
Other Assets	78,166	47,727
Total Assets	$4,361,059	$3,723,456
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$284,900	$219,335
Accrued expenses	213,007	134,822
Income taxes payable	16,473	2,748
Contingent consideration liabilities	49,275	42,255
Other current liabilities	17,735	17,068
Current portion of long-term obligations	61,123	71,716
Total Current Liabilities	642,513	487,944
Long-Term Obligations, Excluding Current Portion	1,250,932	1,046,762
Deferred Income Taxes	118,693	102,275
Contingent Consideration Liabilities	5,210	47,754
Other Noncurrent Liabilities	89,605	74,627
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 and 500,000,000 shares authorized, 300,548,111 and 297,810,896 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	3,005	2,978
Additional paid-in capital	996,248	950,338
Retained earnings	1,243,778	1,010,019
Accumulated other comprehensive income	11,075	759
Total Stockholders’ Equity	2,254,106	1,964,094
Total Liabilities and Stockholders’ Equity	$4,361,059	$3,723,456

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
( In thousands )

	Nine Months Ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$233,759	$199,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,868	51,574
Stock-based compensation expense	16,292	11,976
Excess tax benefit from stock-based payments	(15,998)	(11,071)
Other	7,424	3,961
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(35,287)	(12,394)
Inventory	(18,207)	(47,669)
Prepaid income taxes/income taxes payable	40,551	2,688
Accounts payable	1,641	(7,892)
Other operating assets and liabilities	48,886	(8,138)
Net cash provided by operating activities	340,929	182,072
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(61,126)	(60,636)
Proceeds from sales of property and equipment	1,459	692
Investment in unconsolidated subsidiary	(9,136)	—
Acquisitions, net of cash acquired	(395,974)	(133,123)
Net cash used in investing activities	(464,777)	(193,067)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	13,647	14,187
Excess tax benefit from stock-based payments	15,998	11,071
Debt issuance costs	(16,912)	(175)
Net borrowings of long-term obligations	156,586	6,197
Net cash provided by financing activities	169,319	31,280
Effect of exchange rate changes on cash and equivalents	2,096	682
Net increase in cash and equivalents	47,567	20,967
Cash and equivalents, beginning of period	59,770	48,247
Cash and equivalents, end of period	$107,337	$69,214

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
( In thousands, except per share data )

	Three Months Ended September 30,
Operating Highlights	2013		2012
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,298,094	100.0%	$1,016,707	100.0%	$281,387	27.7%
Cost of goods sold	780,187	60.1%	607,002	59.7%	173,185	28.5%
Gross margin	517,907	39.9%	409,705	40.3%	108,202	26.4%
Facility and warehouse expenses	108,349	8.3%	86,739	8.5%	21,610	24.9%
Distribution expenses	109,593	8.4%	93,652	9.2%	15,941	17.0%
Selling, general and administrative expenses	153,546	11.8%	121,049	11.9%	32,497	26.8%
Restructuring and acquisition related expenses	2,206	0.2%	116	0.0%	2,090	n/m
Depreciation and amortization	20,818	1.6%	16,715	1.6%	4,103	24.5%
Operating income	123,395	9.5%	91,434	9.0%	31,961	35.0%
Other expense (income):
Interest expense, net	15,200	1.2%	7,964	0.8%	7,236	90.9%
Change in fair value of contingent consideration liabilities	712	0.1%	1,892	0.2%	(1,180)	-62.4%
Other income, net	(1,562)	-0.1%	(1,674)	-0.2%	112	6.7%
Total other expense, net	14,350	1.1%	8,182	0.8%	6,168	75.4%
Income before provision for income taxes	109,045	8.4%	83,252	8.2%	25,793	31.0%
Provision for income taxes	35,600	2.7%	29,204	2.9%	6,396	21.9%
Net income	$73,445	5.7%	$54,048	5.3%	$19,397	35.9%
Earnings per share:
Basic	$0.24		$0.18		$0.06	33.3%
Diluted	$0.24		$0.18		$0.06	33.3%
Weighted average common shares outstanding:
Basic	300,223		296,437		3,786	1.3%
Diluted	304,685		301,172		3,513	1.2%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
( In thousands, except per share data )

	Nine Months Ended September 30,
Operating Highlights	2013		2012
		% of Revenue		% of Revenue	Change	% Change
Revenue	$3,745,839	100.0%	$3,055,015	100.0%	$690,824	22.6%
Cost of goods sold (1)	2,216,110	59.2%	1,775,996	58.1%	440,114	24.8%
Gross margin	1,529,729	40.8%	1,279,019	41.9%	250,710	19.6%
Facility and warehouse expenses	311,480	8.3%	254,039	8.3%	57,441	22.6%
Distribution expenses	320,033	8.5%	277,391	9.1%	42,642	15.4%
Selling, general and administrative expenses	436,614	11.7%	364,461	11.9%	72,153	19.8%
Restructuring and acquisition related expenses	7,391	0.2%	2,558	0.1%	4,833	188.9%
Depreciation and amortization	57,850	1.5%	46,961	1.5%	10,889	23.2%
Operating income	396,361	10.6%	333,609	10.9%	62,752	18.8%
Other expense (income):
Interest expense, net	36,287	1.0%	22,687	0.7%	13,600	59.9%
Loss on debt extinguishment	2,795	0.1%	—	0.0%	2,795	n/m
Change in fair value of contingent consideration liabilities	1,765	0.0%	1,787	0.1%	(22)	-1.2%
Other income, net	(1,737)	0.0%	(3,413)	-0.1%	1,676	49.1%
Total other expense, net	39,110	1.0%	21,061	0.7%	18,049	85.7%
Income before provision for income taxes	357,251	9.5%	312,548	10.2%	44,703	14.3%
Provision for income taxes	123,492	3.3%	113,511	3.7%	9,981	8.8%
Net income	$233,759	6.2%	$199,037	6.5%	$34,722	17.4%
Earnings per share:
Basic	$0.78		$0.67		$0.11	16.4%
Diluted	$0.77		$0.66		$0.11	16.7%
Weighted average common shares outstanding:
Basic	299,213		295,338		3,875	1.3%
Diluted	303,771		300,226		3,545	1.2%

(1)	Cost of goods sold for the nine months ended September 30, 2012 included gains of $17.2 million resulting from certain settlements of a class action lawsuit against several of our suppliers.

The following unaudited table reconciles net income to EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)
Net income	$73,445	$54,048	$233,759	$199,037
Depreciation and amortization	22,157	18,128	61,868	51,574
Interest expense, net	15,200	7,964	36,287	22,687
Loss on debt extinguishment (1)	—	—	2,795	—
Provision for income taxes	35,600	29,204	123,492	113,511
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$146,402	$109,344	$458,201	$386,809
EBITDA as a percentage of revenue	11.3%	10.8%	12.2%	12.7%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended
	September 30,
	2013	2012	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
North America	$773,986	$699,468	$74,518	10.7%
Europe	369,350	181,159	188,191	103.9%
Parts and services	1,143,336	880,627	262,709	29.8%
Other	154,758	136,080	18,678	13.7%
Total	$1,298,094	$1,016,707	$281,387	27.7%

Revenue changes by category for the three months ended September 30, 2013 vs. 2012:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	4.7%	6.2%	(0.3)%	10.7%
Europe	72.9%	32.9%	(1.9)%	103.9%
Parts and services	18.7%	11.7%	(0.6)%	29.8%
Other	8.9%	5.0%	(0.1)%	13.7%
Total	17.4%	10.8%	(0.5)%	27.7%

	Nine Months Ended
	September 30,
	2013	2012	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation
North America	$2,380,817	$2,136,785	$244,032	11.4%
Europe	878,873	506,471	372,402	73.5%
Parts and services	3,259,690	2,643,256	616,434	23.3%
Other	486,149	411,759	74,390	18.1%
Total	$3,745,839	$3,055,015	$690,824	22.6%

Revenue changes by category for the nine months ended September 30, 2013 vs. 2012:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	5.5%	6.0%	(0.1)%	11.4%
Europe	41.4%	34.2%	(2.1)%	73.5%
Parts and services	12.4%	11.4%	(0.5)%	23.3%
Other	18.2%	0.0%	(0.1)%	18.1%
Total	13.2%	9.9%	(0.4)%	22.6%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands)
Revenue
North America	$928,307	$835,324	$2,865,613	$2,547,743
Europe	369,787	181,383	880,226	507,272
Total revenue	$1,298,094	$1,016,707	$3,745,839	$3,055,015
EBITDA
North America (1)	$108,314	$89,265	$362,281	$331,140
Europe (2) (3)	38,088	20,079	95,920	55,669
Total EBITDA	$146,402	$109,344	$458,201	$386,809

(1)
For the three and nine months ended September 30, 2012, North America EBITDA included gains of $0.5 million and $17.2 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

(2)
Included within EBITDA of our European segment are losses of $0.8 million and $2.1 million during the three months ended September 30, 2013 and 2012, respectively, from the change in fair value of contingent consideration liabilities, primarily related to our 2011 ECP acquisition. During the nine month periods ended September 30, 2013 and 2012, our European segment recognized losses of $2.7 million and $1.9 million, respectively, related to the remeasurement of these contingent consideration liabilities.

(3)
For the three and nine months ended September 30, 2013, Europe EBITDA included restructuring and acquisition related expenses of $1.6 million and $5.3 million, respectively, related primarily to the acquisition of Sator Beheer and five automotive paint distribution businesses in the U.K.